Media Contacts:                 Analyst Contacts:
	       Doug Kline				                  Mark Fisher
       	Enova Corporation			            Enova Corporation
       	(619) 696-4292			               (619) 696-4897
       	Web Page: http://www.enova.com

       	Mike Mizrahi			                 Clem Teng
       	Pacific Enterprises		           Pacific Enterprises
       	(213) 244-3030			               (213) 244-3966
       	Web page: http//www.pacent.com


  ENOVA CORPORATION-PACIFIC ENTERPRISES MERGER WINS CPUC APPROVAL

    	LOS ANGELES and SAN DIEGO, March 26, 1998 -- The proposed $6.6 billion merger between Pacific Enterprises and Enova Corporation today won approval from the California Public Utilities Commission
(CPUC).
	    "We are very pleased that the CPUC has approved our merger and found that it is in the public interest," said Richard D. Farman, president and chief operating officer of Pacific Enterprises, parent company of Southern California Gas Company. "We would have preferred adoption of our 10-year savings period because it provides more certainty to customers and shareholders than the five-year period adopted by the Commission."
	    "This is a significant milestone in the approval process for our merger," said Stephen L. Baum, chairman and chief executive officer of Enova Corporation. "Both companies now must review the Commission's decision in its totality.
	    In its decision, the commission found that the merger satisfied the key criteria: that it will benefit the state and local economies and customers, maintain or improve the financial condition of the utilities and quality of management, and be fair to employees and shareholders.
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Merger Wins CPUC Approval/Page 2

 	Additional elements of the decision include:
     - Required divestiture by SDG&E of its gas-fired generation units -- which is already in progress -- and sale by Southern California Gas Company of its options to purchase those portions of the Kern River and Mojave
Pipeline gas transmission facilities within California by Sept. 1, 1998. These options are not exercisable until the year 2012.
     - Acknowledgement that the merger will have no significant effect on the environment under the California
Environmental Quality Act, and a Negative Declaration has been adopted.
     - Allowance of $148 million in costs to achieve the merger, rather than the $202 million originally sought by the companies. The difference relates to transaction costs for investment bankers, employee retention and communications.

    	Final regulatory approvals still must be gained from the
Federal Energy Regulatory Commission (FERC) -- which already conditionally approved the merger June 25, 1997 -- and the Securities and Exchange Commission.
	    Based on stock closing prices yesterday, the deal has a market value of $6.6 billion.
	    In October 1996, Pacific Enterprises and Enova Corporation jointly announced an agreement to combine their companies. The shareholders of both companies approved the merger March 11, 1997.
The Nuclear Regulatory Commission approved the merger Aug. 29, 1997.
The California State Attorney General's office issued a favorable
advisory opinion on the merger Nov. 21, 1997.   The U.S. Department
of Justice approved the merger March 9, 1998.
    	Enova Corporation (NYSE: ENA), based in San Diego, is a leading energy management company providing electricity, gas and value-added products and services in the United States and Mexico. Enova is the parent company of San Diego Gas & Electric Company (SDG&E), Enova International, Enova Financial, Califia and Pacific Diversified
Capital. SDG&E has 1.2 million electric meters and 715,000 natural gas meters, serving 3 million consumers in San Diego and southern
Orange counties.
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
Merger Wins CPUC Approval/Page 3

    	Pacific Enterprises (NYSE: PET) is a Los Angeles-based energy-services company, whose Southern California Gas Co. unit is the nation's largest natural gas distributor, with 4.8 million natural gas meters serving 18 million consumers. Pacific Enterprises also has interstate and offshore natural gas pipelines, centralized heating and cooling facilities and natural gas distribution operations in Latin America.
	    Enova Corporation and Pacific Enterprises jointly own Energy Pacific, a retail energy-services marketing company, and Sempra
Energy Trading, a wholesale energy commodity trading firm.
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